                                                                   EXHIBIT 10.30

                                                                       Execution

                               AMENDMENT NO. 3 TO
                      AMENDED AND RESTATED CREDIT AGREEMENT

      AMENDMENT ("Amendment No. 3") dated as of November 20, 2000 by and among dELiA*s Group Inc., a Delaware corporation, formerly known as dELiA Inc. ("dELiA*s"), the Subsidiaries of dELiA*s set forth on Schedule 1 attached hereto (each individually, an "Existing Borrower" and collectively with dELiA*s, "Existing Borrowers"), dELiA*s Corp., a Delaware corporation, formerly known as iTurf, Inc. ("Parent"), its wholly owned subsidiary, iTurf Finance Company ("iFC", and together with Parent, each individually a "New Borrower", collectively with Parent, "New Borrowers", and collectively with Parent and Existing Borrowers, "Borrowers") and Congress Financial Corporation, a Delaware corporation ("Lender").

                               W I T N E S S E T H

      WHEREAS, Existing Borrowers and Lender have entered into financing arrangements pursuant to which Lender has made and may make loans and advances and provide other financial accommodations to Existing Borrowers as set forth in the Amended and Restated Credit Agreement, dated April 28, 2000, by and among Lender and Existing Borrowers, as amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated as of July 31, 2000, by and among Existing Borrowers and Lender and Amendment No. 2 to Amended and Restated Credit Agreement, dated as of November 10, 2000, by and among Existing Borrowers and Lender (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Credit Agreement") and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including this Amendment No. 3 (all of the foregoing, including the Credit Agreement, as the same now exist or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements"); and

      WHEREAS, dELiA*s and iTurf Breakfast Corp., a Delaware corporation and a wholly- owned subsidiary of Parent ("iTurf Merger Sub") have agreed that iTurf Merger Sub will merge with and into dELiA*s, with dELiA*s continuing as the surviving corporation and in connection with such merger (the "Merger"), each shareholder of dELiA*s will receive 1.715 shares of Class A common stock of Parent for each share of dELiA*s common stock owned by such shareholder and dELiA*s will become a wholly-owned subsidiary of Parent, as set forth in the Agreement and Plan of Merger, dated as of August 16, 2000, by and among Parent, iTurf Merger Sub and dELiA*s, as amended on October 12, 2000 (the "iTurf Merger Agreement"); and

      WHEREAS, Existing Borrowers have requested that Lender consent to the Merger and Lender has consented to the Merger as set forth in the Consent and Escrow Agreement (as hereinafter defined); PROVIDED, THAT, Lender and Borrowers and certain third parties have delivered the executed Amendment No. 3 Transaction Documents (as hereinafter defined) to Escrow Agent (as defined in the Consent and Escrow Agreement) and upon the effectiveness of the Merger, all of the Amendment No. 3 Transaction Documents, including this Amendment No. 3 (as hereinafter defined), shall be delivered to Lender pursuant to the Consent and Escrow Agreement;

      WHEREAS, Existing Borrowers have requested that Lender agree to certain amendments to the Credit Agreement so that Parent and the other New Borrowers may become Borrowers under the terms of the Credit Agreement and the other Financing Agreements and Lender is willing to agree to such amendments, subject to the terms and conditions contained herein.

      NOW, THEREFORE, in consideration of the mutual conditions and agreements and covenants set forth herein, and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      Section 1. DEFINITIONS

      1.1 ADDITIONAL DEFINITIONS. As used herein, the following terms shall have the respective meanings given to them below and the Credit Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, each of the following definitions:

      (a) "AMENDMENT NO. 3" shall mean this Amendment No. 3 to Amended and Restated Credit Agreement, by and among Lenders, Parent and the other Borrowers, as the same now exists or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced.

      (b) "AMENDMENT NO. 3 TRANSACTION DOCUMENTS" shall mean the documents listed on Exhibit A hereto.

      (c) "CONSENT AND ESCROW AGREEMENT" shall mean the Consent and Escrow Agreement, dated as of November 19, 2000, by and among Lender and Borrowers with respect to the delivery of the Amendment No. 3 Transaction Documents.

      (d) "IFC" shall mean iTurf Finance Company, a Delaware corporation, and its successors and assigns.

      (e) "IFC CONTROL AGREEMENT" shall mean the Pledged Collateral Account Agreement, dated on or about the date hereof, by and among iFC, Lender and Chase H&Q, a division of Chase Securities Inc, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      (f) "IFC INVESTMENT PROPERTY AGREEMENT" shall mean the Investment Property Pledge Agreement, dated of even date herewith, by iFC in favor of Lender, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced

      (g) "ITURF MERGER AGREEMENT" shall mean the Agreement and Plan of Merger, dated as of August 16, 2000, by and among Parent, iTurf Merger Sub and dELiA*s, as amended on October 12, 2000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      (h) "ITURF MERGER SUB" shall mean iTurf Breakfast Corp., a Delaware corporation, and its successors and assigns.

      (i) "MERGER" shall mean the merger of iTurf Merger Sub with and into dELiA*s with dELiA*s as the surviving corporation pursuant to the terms of the iTurf Merger Agreement.

      (j) "MERGER AGREEMENTS" shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (i) the iTurf Merger Agreement, (ii) the Certificate of Merger filed with the Delaware Secretary of State with respect to the Merger and (iii) all other agreements, documents and instruments related to, and delivered in connection with, the Merger and the iTurf Merger Agreement.

      (k) "MERGER EFFECTIVE TIME" shall mean the effective time of the Merger as defined in the iTurf Merger Agreement as in effect on the date hereof.

      (l) "NEW BORROWERS" shall mean, collectively, Parent and iFC; sometimes being referred to herein, individually, as a "New Borrower".

      (m) "NEW BORROWER SUPPLEMENTAL AGREEMENTS" shall mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (i) the iFC Investment Property Pledge Agreement, (ii) the iFC Control Agreement, (iii) the Parent Intellectual Property Security Agreement, (iv) UCC-1 financing statements by and between each New Borrower, as debtor and Lender, as secured party and (v) such other agreements, documents and instruments as Lender may require.

      (n) "PARENT" shall mean dELiA*s Corp., a Delaware corporation, formerly known as iTurf Inc, and its successors and assigns.

      (o) "PARENT INTELLECTUAL PROPERTY SECURITY AGREEMENT" shall mean the Intellectual Property Security Agreement, dated of even date herewith, by Parent in favor of Lender, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced.

      (p) "PARENT PLEDGE AGREEMENT" shall mean the Pledge Agreement, dated of even date herewith, by Parent in favor of Lender, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      (q) "SECOND NOTE" shall mean the Second Amended and Restated Promissory Note, dated of even date herewith, issued by Parent and the other Borrowers in favor of Lender in the original principal amount of $25,000,000, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

      1.2 AMENDMENTS TO DEFINITIONS.

      (a) The definition of the term "Adjusted Net Worth" set forth as in the Credit Agreement is hereby amended to delete the last sentence thereof in its entirety.

      (b) The definitions of the term "Borrower" and "Borrowers" set forth in the Credit Agreement are hereby amended to include, in addition and not in limitation, the New Borrowers, as such term is defined herein, within such definitions.

      (c) The definition of the term "dELiA*s" set forth in the Credit Agreement is hereby amended to mean dELiA*s as such term is defined herein.

      (d) The definition of the term "iTurf" set forth in the Credit Agreement is hereby amended to mean Parent as such term is defined herein.

      (e) The definition of the term "Change of Control" set forth in the Credit Agreement is hereby amended to mean (i) if any person or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations promulgated thereunder (other than Stephen I. Kahn and Christopher C. Edgar or any group within the meaning of
Section 13(d)(3) of the 1934 Act of which Stephen I. Kahn is a member) shall have beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act), directly or indirectly, of securities of Parent (or other securities convertible into such securities) representing twenty-five percent (25%) of the combined voting power of all securities of Parent entitled to vote in the election of directors (hereinafter called a "Controlling Person"); or (ii) a majority of the Board of Directors of Parent shall cease for any reason to consist of: (A) individuals who on the date of this Amendment No. 3 (immediately after the Merger) were serving as directors of Parent or (B) individuals who subsequently become members of the Board if such individual's nomination for election or election to the board is recommended or approved by a majority of the Board of Directors of Parent or (iii) Parent shall cease to directly and beneficially own and control one hundred percent (100%) of the combined voting power of all securities of dELiA*s or (iv) Parent shall cease to directly, indirectly and beneficially own and control one hundred percent (100%) of the combined voting power of all securities of the other Borrowers which are its Subsidiaries as of the date hereof. For purposes of clause (i) above, a person or group shall not be a Controlling Person if such person or group holds voting power in good faith and not for the purpose of circumventing this definition as an agent, bank, broker, nominee, trustee, or holder of revocable proxies given in response to a solicitation pursuant to the 1934 Act, for one or more beneficial owners who do not individually, or, if they are a group acting in concert, as a group, have the voting power specified in clause (i) above.

      (f) The definition of the term "Intellectual Property Security Agreement" as set forth in the Credit Agreement is hereby amended to mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced): (i) the Amended and Restated Intellectual Property Security Agreement, dated April 28, 2000, by Borrowers (other than New Borrowers) in favor of Lender and (ii) the Intellectual Property Security Agreement, dated of even date herewith, by Parent in favor of Lender.

      (g) The definition of the term "Interest Rate" set forth in the Credit Agreement is hereby amended to delete each reference to "dELiA*s" in such definition and to replace each such reference with the term "Parent".

      (h) The definition of the term "Note" set forth in the Credit Agreement is hereby amended to mean the Second Note as such term is defined herein.

      (i) The definition of the term "Pledge Agreement" set forth in the Credit Agreement is hereby amended to mean, collectively, the following (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Amended and Restated Pledge Agreement, dated April 28, 2000, by dELiA*s in favor of Lender and (b) the Pledge Agreement, dated of even date herewith, by Parent in favor of Lender.

      (j) The definition of the term "Restricted Payments" set forth in the Credit Agreement is hereby amended to mean dividends, redemptions, repurchases, and distributions of any kind in respect of Capital Stock of Parent.

      1.3 INTERPRETATION. For purposes of this Amendment, all terms used herein, including but not limited to, those terms used and/or defined herein or in the recitals hereto shall have the respective meanings assigned thereto in the Credit Agreement, unless otherwise defined herein.

      Section 2. AMENDMENTS TO FINANCING AGREEMENTS.

      2.1 AMENDMENTS TO CREDIT AGREEMENT.

            (a) FINANCIAL STATEMENTS AND OTHER INFORMATION. Section 6.2(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

            "(b) Without limiting the foregoing, furnish or cause to be furnished to Lender, the following: (i) within forty-five (45) days after the end of each fiscal month until the fiscal month ending July 31, 2000 and within thirty (30) days after the end of each fiscal month for each month thereafter, monthly unaudited consolidated financial statements and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer of Parent, subject to normal year-end adjustments and accompanied by a compliance certificate substantially in the form of Exhibit A hereto, along with a schedule in form reasonably satisfactory to Lender of the calculations used in determining, as of the end of such month, whether Borrowers were in compliance with the covenant set forth in Section 6.7 of this Agreement for such month (whether or not Borrowers are required to comply with such covenant under the terms thereof), and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and unaudited consolidating financial statements Parent and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Parent and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Parent and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Parent and its Subsidiaries as of the end of and for the fiscal year then ended."

            (b) ADJUSTED NET WORTH. Section 6.7 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

            "6.7 ADJUSTED NET WORTH. At any time Excess Availability is less than $6,500,000, maintain at all times, an Adjusted Net Worth of Parent and its consolidated Subsidiaries of not less than $15,000,000."

            (c) MANAGEMENT CHANGES. Section 6.9 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

            "6.9 MANAGEMENT CHANGES. Notify Lender in writing within ten (10) Business Days after the death, disability, dismissal or voluntary resignation of any of Parent's senior executive officers."

            (d) TRANSACTIONS AMONG AFFILIATES. Section 6.10 of the Credit Agreement is hereby amended to delete the last sentence thereof.

            (e) FURTHER ASSURANCES. Section 6.12 of the Credit Agreement is hereby amended by deleting the reference to "dELiA*s" in the second sentence thereof and replacing it with the term "Parent".

            (f) CONDUCT OF BUSINESS. Section 6.15 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

            "6.15 CONDUCT OF BUSINESS. Continue to conduct its business(es) principally in retailing, direct marketing and online services, PROVIDED, THAT, (a) as of the date hereof, dELiA*s is a holding company whose assets consist of Capital Stock of the other Borrowers (other than the New Borrowers) and the assets related thereto, (b) dELiA*s Properties Inc. is not engaged in and does not conduct any business or commercial activity and does not own or hold any assets or properties other than certain trademarks as indicated on Exhibit A to the Intellectual Property Security Agreement, (c) dELiA*s Foreign Sales Corporation is not engaged in and does not conduct any business or commercial activity and does not own or hold any assets or properties, and (d) the business currently being conducted by Screeem! Inc. is being wound down and/or transferred to dELiA*s Retail Company, PROVIDED, THAT, once each month Borrowers shall notify Lender in writing of the transfer of any material assets by category or type (including any retail store location and the leasehold with respect thereto) from Screeem! Inc. to dELiA*s Retail Company."

            (g) LOANS. Section 7.3 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

            "7.3 LOANS. Make any loans or advances to others, other than (a) investments and advances permitted by Section 7.8 hereof and (b) loans or advances to employees of Borrowers not to exceed in the aggregate $350,000."

            (h) RESTRICTED PAYMENTS. Section 7.6(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

            "(b) Parent may repurchase Capital Stock of the Parent for cash consideration and may make payments with respect to stock option plans and stock appreciation rights programs of Parent and repurchase options for common stock upon the termination of employment, death, permanent disability or retirement of its employees, management or consultants, PROVIDED, THAT, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (ii) such repurchase shall be paid with funds legally available therefor, (iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which Parent is a party or by which Parent or its property are bound, (iv) the aggregate amount of all payments for such repurchase in any fiscal year shall not exceed $2,000,000, and (v) as of the date of such repurchase and after giving effect thereto, Excess Availability shall be not less than $5,000,000 and for each of the thirty (30) consecutive days immediately prior to any such repurchase, Excess Availability shall have been not less than $5,000,000."

            (i) TRANSFER OF ASSETS; MERGER; LIQUIDATION.

                  (i) Section 7.7(b)(vii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

            "(vii) the issuance of Capital Stock of Parent consisting of common stock pursuant to any stock option plan for the benefit of its employees, directors and consultants, PROVIDED, THAT, (A) in no event shall Parent be required to issue, or shall Parent issue, Capital Stock pursuant to such stock option plan if it would result in a Change of Control or other Event of Default and (B) Borrowers shall give Lender prior written notice of the terms of such stock option plan and such other information with respect thereto as Lender may from time to time reasonably request,"

                  (ii) Section 7.7(b)(ix) of the Credit Agreement is hereby deleted in its entirety and replaced with the following: "intentionally omitted."

                  (iii) Section 7.7(b)(x) of the Credit Agreement is hereby deleted in its entirety and replaced with the following: "intentionally omitted."

            (j) SCHEDULES. The existing schedules to the Credit Agreement are hereby replaced by the Schedules constituting in Exhibit B to this Amendment No. 3 and all references to such schedules in the Credit Agreement or any of the other Financing Agreements shall refer to such schedules as so replaced.

      2.2 AMENDMENT TO FEE LETTER. The Fee Letter shall be amended to delete the reference to "$25,000,000" in the third line of Section 3 thereof and replace it with "$20,000,000".

      2.3 AMENDMENT TO SECURITY AGREEMENT. The Security Agreement Questionnaire attached as Exhibit A to the Amended and Restated Security Agreement, dated April 28, 2000, by Borrowers in favor of Lender, is hereby superseded and replaced in its entirety by the Revised Security Agreement Questionnaire constituting Exhibit C to this Amendment No. 3.

      Section 3. ASSUMPTION BY NEW BORROWERS OF OBLIGATIONS AND FINANCING AGREEMENTS. Each New Borrower hereby expressly:

      3.1 assumes and agrees to be directly liable to Lender, jointly and severally with the other Borrowers, for all Obligations under, contained in, or arising pursuant to the Credit Agreement or any of the other Financing Agreements applicable to any or all Borrowers and as applied to such New Borrower as a Borrower,

      3.2 agrees to perform, comply with and be bound by all terms, conditions and covenants of the Credit Agreement and the other Financing Agreements applicable to any or all Borrowers and as applied to such New Borrower, with the same force and effect as if such New Borrower had originally executed and been an original Borrower party signatory to the Credit Agreement and the other Financing Agreements,

      3.3 is deemed to make as of the date hereof, and is, in all respects, bound by all representations and warranties made by the other Borrowers to Lender set forth in the Credit Agreement or in any of the other Financing Agreements, and

      3.4 agrees that Lender shall have all rights, remedies and interests, including security interests in and to the Collateral granted pursuant to
Section 4 hereof, the Credit Agreement and the other Financing Agreements, with respect to such New Borrower and its properties and assets with the same force and effect as Lender has with respect to the other Borrowers and their assets and properties, as if such New Borrower had originally executed and had been an original Borrower party signatory to the Credit Agreement and the other Financing Agreements.

      Section 4. NEW BORROWERS' COLLATERAL.

      4.1 Without limiting the provisions of Section 3 hereof, the Credit Agreement and the other Financing Agreements, as collateral security for the prompt payment and performance when due of all of the Obligations, each New Borrower hereby grants to Lender, a continuing security interest in, and lien upon, and rights of setoff against, and each New Borrower hereby pledges and assigns to Lender, all now owned and hereafter acquired and arising assets and properties of such New Borrower, all of which shall be included in the definition of Collateral as set forth in the Credit Agreement, including without limitation, the following:

            (a) all presently owned and hereafter acquired accounts, accounts receivable, contract rights, bills, acceptances, and other forms of obligations arising out of the sale, lease or consignment of goods or the rendition of services by such New Borrower, including, without limitation, credit card receivables (collectively, "Accounts"), together with any property evidencing or relating to the Accounts (such as guaranties, credit insurance, letters of credit), any security for the Accounts, all Books and Records relating thereto, and all Proceeds (as defined below) of any of the foregoing, including returned or reclaimed inventory,

            (b) all presently owned and hereafter acquired inventory of every nature, kind, and description, wherever located, including, without limitation, raw materials, goods, work in process, finished goods, parts or supplies; all goods and property held for sale or lease or to be furnished under contracts of service; and all goods and inventory returned, reclaimed or repossessed, together with all Proceeds of any of the foregoing,

            (c) all presently owned and hereafter acquired equipment, whether or not affixed to realty, including, without limitation, trucks, trailers, motors, tools, dies, parts, jigs, goods, accessories, handling and delivery equipment, fixtures, improvements, office machines and furniture, together with all Proceeds of any of the foregoing, and all accessions, accessories, replacements and the rights of such New Borrower under any manufacturer's warranties relating to the foregoing,

            (d) all presently owned and hereafter acquired chattel paper, including, but not limited to, any writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific goods, together with all Proceeds of any of the foregoing,

            (e) all presently owned and hereafter acquired general intangibles, including, without limitation, any personal property, choses in action, causes of action, designs, plans, goodwill, tax refunds, licenses, franchises, trademarks, trade names, service marks, rights in trademarks or service marks, applications and registrations for trademarks or service marks, copyrights, applications for copyrights, customer lists, patents, patent rights, applications for patents, patentable inventions, trade secrets, know-how, all rights under license agreements for use of the same, and the goodwill of the business associated therewith, together with all Proceeds of any of the foregoing,

            (f) all presently owned and hereafter acquired instruments, including, without limitation, bills of exchange, notes, and all negotiable instruments, all certificated securities, all certificates of deposit and any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment, together with all Proceeds of any of the foregoing,

            (g) all presently owned and hereafter acquired documents, including, but not limited to, documents of title (as that term is defined in the Uniform Commercial Code) and any and all receipts, including, but not limited to, receipts of the kind described in Article 7 of the Uniform Commercial Code, together with all Proceeds of any of the foregoing,

            (h) all presently owned and hereafter acquired securities (whether held directly or indirectly), securities entitlements and other financial assets, however held, including any rights, title or interest in or to any securities, commodities, custodial or brokerage accounts or contracts, together with all Proceeds of any of the foregoing,

            (i) all presently owned and hereafter acquired letters of credit, including, but not limited to, any written undertaking to pay money conditioned upon presentation of specified documents, and advices of letters of credit, together with all Proceeds of any of the foregoing, and

            (j) all presently owned and hereafter acquired proceeds, as that term is defined in the Uniform Commercial Code (collectively, "Proceeds"), including, without limitation, whatever is received upon the use, lease, sale, exchange, collection, any other utilization or any disposition of any of the Collateral, whether cash or non-cash, all rental or lease payments, accounts, chattel paper, instruments, documents, contract rights, general intangibles, equipment, inventory, substitutions, additions, accessions, replacements, products, and renewals of, for, or to such property and all insurance therefor.

      4.2 Notwithstanding the foregoing, if the grant of a security interest in a lease or the exercise of remedies hereunder with respect thereto would cause such lease to be in default, then such lease shall not be included as Collateral hereunder until such lease has been amended or a consent obtained to permit such action.

      Section 5. ACKNOWLEDGMENT.

      5.1 Each Borrower hereby acknowledges, confirms and agrees that as of the date hereof, Borrowers (including New Borrowers) are jointly and severally indebted to Lender, as of the opening of business on November 20, 2000, for Loans to Borrowers under the Credit Agreement in the aggregate principal amount of $9,955,994.51, together with all interest accrued and accruing thereon, and for Letter of Credit Accommodations under the Credit Agreement in the aggregate amount of $4,978,866.87, and all costs, expenses and other charges now or hereafter owed by Borrowers to Lender in accordance with the Credit Agreement, in each case without offset, defense or counterclaim of any kind, nature or description whatsoever and all of which are, subject to the terms of the Credit Agreement, unconditionally owing by Borrowers to Lender.

      5.2 Each Borrower hereby acknowledges, confirms and agrees that its joint and several liability for the Obligations of the other Borrowers to Lender as set forth in the Credit Agreement is in full force and effect as of the date hereof, and its respective obligations thereunder are, subject to the terms of the Credit Agreement, unconditionally owing to Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever.

      5.3 Each Borrower hereby acknowledges, confirms and agrees that contemporaneously with the Merger, at the Merger Effective Time:

            (a) dELiA*s, as survivor pursuant to the Merger, shall continue to be and shall be directly and primarily liable in all respects for the Obligations;

            (b) the joint and several liability of the Borrowers shall continue to be and shall be in full force and effect;

            (c) the security interests in and liens upon the assets and properties of each Borrower in favor of Lender shall continue upon such assets and properties and the security interests in and liens upon the assets and properties of dELiA*s in favor of Lender shall continue upon such assets and properties to which dELiA*s shall succeed pursuant to the Merger and such security interests and liens and their perfection and priority shall continue in all respects in full force and effect; and

            (d) without limiting the generality of the foregoing, the Merger shall in no way limit, impair or adversely affect the Obligations howsoever arising, or any security interest or liens securing the same.

      Section 6. REPRESENTATIONS AND WARRANTIES. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrowers to Lender pursuant to the other Financing Agreements, each Borrower (including each New Borrower), jointly and severally, hereby represents, warrants and covenants with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

      6.1 MERGER.

            (a) The Merger is valid and effective in accordance with the terms of the Merger Agreements, and the Delaware General Corporation Law and dELiA*s is the surviving corporation pursuant to the Merger. Effective as of the date hereof: (i) Parent has changed its name from iTurf Inc. to dELiA*s Corp. and
(ii) dELiA*s has changed its name from dELiA*s Inc. to dELiA*s Group Inc.

            (b) All actions and proceedings required by the Merger Agreements, applicable law and regulation (including, but not limited to, compliance with the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended) have been taken and the transactions required thereunder had been duly and validly taken and consummated.

            (c) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Merger Agreements and no governmental action or proceeding has been threatened or commenced seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Merger Agreements.

            (d) Borrowers have delivered, or caused to be delivered, to Lender, true, correct and complete copies of the Merger Agreements.

      6.2 CORPORATE POWER AND AUTHORITY. This Amendment and each other agreement or instrument to be executed and delivered by each Borrower have been duly authorized, executed and delivered by all necessary action on the part of such Borrower which is a party hereto and thereto and, if necessary, its stockholders, and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each Borrower contained herein and therein constitute legal, valid and binding obligations of such Borrower enforceable against it in accordance with their terms.

      6.3 CONSENTS; APPROVALS. No action of, or filing with, or consent of any Governmental Authority, other than the filing of UCC financing statements, and no approval or consent of any other party, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment.

      6.4 NO EVENT OF DEFAULT. As of the date hereof, and after giving effect to the provisions of this Amendment, no Event of Default, and no condition or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, exists or has occurred and is continuing. All of the representations and warranties set forth in the Credit Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

      6.5 CORPORATE STRUCTURE. All of the outstanding shares of Capital Stock of dELiA*s have been duly authorized, validly issued and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind. Parent is the beneficial and direct owner of record of one hundred percent (100%) of the issued and outstanding shares of Capital Stock of dELiA*s. There is no debt outstanding that is convertible into Capital Stock of dELiA*s and there are no outstanding rights, options or warrants to acquire any Capital Stock or debt convertible into capital stock of dELiA*s. Each direct and indirect subsidiary of Parent is identified on Schedule 4.12 as replaced pursuant to this Amendment No. 3, which Schedule 4.12, indicates the number of shares and classes of the Capital Stock of each such Subsidiary and the ownership thereof. There are no agreements or obligations of Borrowers requiring redemption or repurchase of any of the outstanding shares of Parent or otherwise requiring the making of any Restricted Payment.

      6.6 ACCURACY OF INFORMATION. All information furnished to Lender concerning the financial condition of Parent and its consolidated Subsidiaries, have been prepared in accordance with GAAP and fairly present in all material respects the financial condition of Parent and its consolidated Subsidiaries as of the dates and for the periods covered and discloses all liabilities of Parent and its consolidated Subsidiaries required to be disclosed in accordance with GAAP, and there has been no material adverse change in the financial condition or business of Parent and its consolidated Subsidiaries taken as a whole from the date of such statements to the date hereof, except as has been previously disclosed to Lender in writing.

      6.7 OTHER PARENT SUBSIDIARIES. In the event that Lender has not received evidence, in form and substance satisfactory to Lender, that TheSpark.com Inc and OnTap.com Inc have each been liquidated and dissolved and/or substantially all of their assets sold to the extent permitted under the Credit Agreement by July 31, 2001, promptly upon Lender's request, Borrowers shall cause TheSpark.com Inc and OnTap.com Inc. to execute and deliver to Lender, in form and substance satisfactory to Lender: (a) a joinder or other amendment to the Credit Agreement including such Subsidiaries as "Borrowers", (b) a security agreement granting to Lender a first security interest and lien (except as otherwise consented to in writing by Lender) upon all of the assets of such Subsidiaries, (c) related Uniform Commercial Code Financing Statements, (d) such other agreements, documents and instruments as Lender may require, including, but not limited to, supplements and amendments hereto and other instruments evidencing indebtedness of such Subsidiary to Lender, and (e) an opinion letter of counsel with respect to such joinders amendments, security agreements and related matters as Lender may request.

      6.8 IFC INVESTMENT ACCOUNT. Borrowers hereby agree that, as soon as possible but in any event prior to December 31, 2000, iFC shall (a) close its investment account number 32-78V53-1- 4170 at Morgan Stanley & Co. Incorporated,
(b) transfer the Collateral located therein to the account of iFC at Chase H&Q subject to the iFC Control Agreement or to another financial institution acceptable to Lender provided that such funds are maintained in an investment account subject to an Account Control Agreement in the form and substance satisfactory to Lender which agreement has been duly authorized, executed and delivered to Lender by iFC and such financial institution, and (c) deliver to Lender an Investment Property Pledge Agreement with respect to such account which agreement has been duly authorized, executed and delivered by iFC.

      Section 7. CONDITIONS PRECEDENT. The amendments to the Financing Agreements in Section 2 hereof shall only be effective upon the release from escrow of the Amendment No. 3 Transaction Documents in accordance with the terms of the Consent and Escrow Letter Agreement and the satisfaction of each of the following conditions precedent in a manner satisfactory to Lender:

      7.1 Lender shall have received, in form and substance satisfactory to Lender, evidence that the Merger Agreements have been duly executed and delivered by and to the appropriate parties thereto and the transactions contemplated under the terms of the Merger Agreements have been consummated prior to or contemporaneously with the execution of this Amendment No. 3,

      7.2 Lender shall have received, in form and substance satisfactory to Lender, evidence that the Certificate of Merger with respect to the Merger has been filed with the Secretary of State of the State of Delaware and the Merger is valid and effective in accordance with the terms and provisions of the Merger Agreements and the applicable corporation statutes of the State of Delaware,

      7.3 Lender shall have received, in form and substance satisfactory to Lender, a filed copy of the Certificate of Amendment to the Certificate of Incorporation of dELiA*s amending its name to dELiA*s Group Inc.,

      7.4 Lender shall have received, in form and substance satisfactory to Lender, a revised Security Agreement Questionnaire with respect to Borrowers, duly authorized, executed and delivered by Borrowers,

      7.5 Lender shall have received, in form and substance satisfactory to Lender, each of the New Borrower Supplemental Agreements, as duly authorized, executed and delivered by the parties thereto,

      7.6 Lender shall have received, in form and substance satisfactory to Lender, the Second Note, as duly authorized, executed and delivered by Borrowers,

      7.7 Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral of New Borrowers or to effectuate the provisions of this Amendment No. 3 and the other Financing Agreements, including, without limitation, acknowledgments by lessors, mortgagees, warehousemen and processors of Lender's security interests in the Collateral of New Borrowers, waivers by such persons of any Liens or other claims by such persons to the Collateral of New Borrowers and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral of New Borrowers,

      7.8 Parent shall have delivered to Lender, in form and substance satisfactory to Lender, the Parent Pledge Agreement, and related Stock Powers, by Parent in favor of Lender with respect to the pledge of the Capital Stock of dELiA*s, iFC, TheSpark.com Inc. and OnTap.com Inc. by Parent to Lender, duly authorized, executed and delivered by Parent, together with all original stock certificates of dELiA*s, IFC, TheSpark.com Inc. and OnTap.com Inc., duly authorized, executed and delivered by Parent,

      7.9 Lender shall have received from each New Borrower (a) a copy of the Certificate of Incorporation of such New Borrower, and all amendments thereto, certified by the Secretary of State of its jurisdiction of incorporation as of the most recent practicable date certifying that each of the foregoing documents remains in full force and effect and has not been modified or amended, except as described therein, (b) a copy of its By-Laws, certified by the Secretary of such New Borrower, and (c) a certificate from the Secretary of such New Borrower dated the date hereof certifying that each of the foregoing documents remains in full force and effect and have not been modified or amended, except as described therein,

      7.10 Lender shall have received, in form and substance satisfactory to Lender, from each New Borrower, Secretary's Certificates of Directors' Resolutions, Corporate By-laws and Incumbency evidencing the adoption and subsistence of corporate resolutions approving the execution, delivery and performance by such New Borrower and the other Borrowers of this Amendment No. 3 and the agreements, documents and instruments to be delivered pursuant to this Amendment No. 3,

      7.11 Lender shall have received original good standing certificates (or its equivalent) from the Secretary of State (or comparable official) from each jurisdiction where each New Borrower conducts business,

      7.12 Borrowers shall deliver, or cause to be delivered, to Lender a true and correct copy of any consent, waiver or approval to or of this Amendment No. 3 and the Merger, which any

Borrower is required to obtain from any other Person, and such consent, approval or waiver shall be in form and substance reasonably acceptable to Lender,

      7.13 Lender shall have received, in form and substance reasonably satisfactory to Lender, such opinions of counsel to Parent and the other Borrowers with respect to the matters contemplated by this Amendment No. 3, addressed to Lender, as Lender shall reasonably require,

      7.14 after giving effect to the amendments provided for herein, no Event of Default shall exist or have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default,

      7.15 Lender shall have received UCC, Federal and State tax lien and judgment searches against New Borrowers in all relevant jurisdictions, as determined by Lender,

      7.16 Lender shall have received evidence of insurance and loss payee endorsements required under the Credit Agreement and under the other Financing Agreements with respect to Parent and the other Borrowers, in form and substance reasonably satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee,

      7.17 Lender shall have received, in form and substance reasonably satisfactory to Lender, an agreement from the bank at which lockboxes and related Blocked Accounts for New Borrowers are established, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose, duly authorized, executed and delivered by such bank,

      7.18 Lender shall have received, in form and substance reasonably satisfactory to Lender, Credit Card Acknowledgments, in each case duly authorized, executed and delivered by Credit Card Issuers and Credit Card Processors used by Parent,

      7.19 Lender shall have received, in form and substance satisfactory to Lender, UCC-3 amendments with respect to UCC-1 financing statements by and between dELiA*s, as debtor and Lender, as secured party to change the debtor's name from dELiA*s Inc. to dELiA*s Group Inc., and

      7.20 Lender shall have received an original of this Amendment No. 3, duly authorized, executed and delivered by Borrowers, including New Borrowers.

      Section 8. ADDITIONAL EVENTS OF DEFAULT. The parties hereto acknowledge, confirm and agree that the failure of Borrowers to comply with the covenants, conditions and agreements contained herein, shall in each case constitute an Event of Default under the Financing Agreements., subject to the applicable cure period, if any, with respect thereto provided for in the Credit Agreement.

      Section 9. PROVISIONS OF GENERAL APPLICATION.

      9.1 EFFECT OF THIS AMENDMENT. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment No. 3 and the other Financing Agreements, the terms of this Amendment No. 3 shall control. The Credit Agreement and this Amendment No. 3 shall be read and construed as one agreement.

      9.2 GOVERNING LAW. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York.

      9.3 BINDING EFFECT. This Amendment No. 3 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

      9.4 COUNTERPARTS. This Amendment No. 3 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 3, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the date and year first above written.

                                    dELiA*s GROUP INC., formerly known as
                                    dELiA*s INC.
                                    dELiA*s DISTRIBUTION COMPANY
                                    dELiA*s FOREIGN SALES   CORPORATION
                                    dELiA*s OPERATING COMPANY
                                    dELiA*s PROPERTIES INC.
                                    dELiA*s RETAIL COMPANY
                                    SCREEEM! INC.
                                    STORYBOOK INC.
                                    TSI SOCCER CORPORATION
                                    TSI RETAIL COMPANY


                                    By: /s/ TIMOTHY B. SCHMIDT
                                        -------------------------

                                    Title: SENIOR VICE PRESIDENT
                                           -----------------------

                                    dELiA*s CORP., formerly known as iTURF, INC.
                                    iTURF FINANCE COMPANY


                                    By: /s/ DENNIS GOLDSTEIN
                                        -----------------------

                                    Title: CHIEF FINANCIAL OFFICER
                                           -------------------------

AGREED TO:

CONGRESS FINANCIAL CORPORATION


By: /s/ THOMAS A. MARTIN
   ------------------------

Title: ASSISTANT VICE PRESIDENT

                                   SCHEDULE 1

                  dELiA*s Distribution Company
                  dELiA*s Foreign Sales Corporation
                  dELiA*s Operating Company
                  dELiA*s Properties Inc.
                  dELiA*s Retail Company
                  Screeem! Inc.
                  Storybook Inc.
                  TSI Soccer Corporation
                  TSI Retail Company